Exhibit 99.1

NEWS RELEASE For More Information Contact: Kevin Berry, Chief Financial Officer (408) 934-3144 kevinb@cmd.com

California Micro Devices Settles Shareholder Class Action Lawsuits

MILPITAS, CA – January 20, 2010 — California Micro Devices Corporation (NASDAQ: CAMD) today announced that it and the other named defendants in the three purported class action lawsuits that were filed in connection with the proposed acquisition of California Micro Devices by ON Semiconductor Corporation (NASDAQ: ONNN) have entered into a memorandum of understanding with counsel for the plaintiffs.

Under the terms of the memorandum of understanding, the parties have agreed to settle the lawsuits, subject to court approval. As part of the settlement, the defendants deny all allegations of wrongdoing and deny that the disclosures made by the Company in the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 that was previously mailed by California Micro Devices were inadequate. Under the terms of the memorandum of understanding, the Company agreed to make available certain additional information to its stockholders in an amendment to the Schedule 14D-9.

The memorandum of understanding further contemplates that the parties will enter into a stipulation of settlement. The stipulation of settlement will be subject to customary conditions, including court approval following notice to members of the proposed settlement class. If finally approved by the court, the settlement will resolve all of the claims that were or could have been brought on behalf of the proposed settlement class in the action being settled, including all claims relating to the tender offer, the merger, the merger agreement, the adequacy of the merger consideration, the negotiations preceding the merger agreement, the adequacy and completeness of the disclosures made in connection with the offer and the merger and any actions of the individual defendants in connection with the offer, the merger or the merger agreement, including any alleged breaches of the fiduciary duties of any of the defendants, or the aiding and abetting thereof. If the court does approve of the settlement after a notice period, then all public stockholders who did not elect to opt out of such settlement will be bound thereby.

In addition, in connection with the settlement and as provided in the memorandum of understanding, and subject to approval by the court, the Company or its insurer will pay to plaintiffs’ counsel for their fees and expenses an amount not to exceed $495,000. This payment will not affect the amount of consideration to be paid to stockholders of the Company in connection with the offer and the subsequent merger. Furthermore, any payment is also conditioned on the offer being consummated so the Company’s stockholders will not indirectly bear such payment.

The additional information to supplement California Micro Devices’ Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9 will also be set forth in a Current Report on Form 8-K that California Micro Devices will file with the Securities and Exchange Commission. The additional information should be read in conjunction with the Tender Offer Solicitation/Recommendation Statement on Schedule 14D-9, as supplemented to date.

About California Micro Devices Corporation

California Micro Devices Corporation is a leading supplier of protection devices for the mobile handset, high brightness LED (HBLED), digital consumer electronics and personal computer markets. Detailed corporate and product information may be accessed at www.cmd.com.

All statements contained in this press release that are not historical facts are forward-looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995. They are not guarantees of future performance or events. Rather, they are based on current expectations, estimates, beliefs, assumptions, and goals and objectives and are subject to uncertainties that are difficult to predict. As a result, our actual results may differ materially from the statements made. Often such statements can be identified by their use of words such as will, intends, expects, plans, believes, anticipates, and estimates. Forward-looking statements made in this release include statements regarding court approval of the terms of the settlement of the lawsuits. These forward-looking statements are based upon our assumptions about and assessment of the future, which may or may not prove true, and involve a number of risks and uncertainties including, but not limited to risks relating to the court’s refusal to approve the terms of the settlement as well as the risk factors detailed in the company’s Form 8K, 10K, and 10Q filings with the Securities and Exchange Commission. These forward-looking statements speak only as to the date of this release, and, except as required by law, we undertake no obligation to publicly release updates or revisions to these statements whether as a result of new information, future events, or otherwise.

Important Additional Information About the Transaction

This press release is neither an offer to purchase nor a solicitation of an offer to sell any securities. The solicitation and the offer to buy shares of California Micro Devices common stock are being made pursuant to an offer to purchase and related materials that Pac-10 Acquisition Corporation, an indirect, wholly-owned subsidiary of ON Semiconductor, has filed with the SEC and mailed to California Micro Devices’ stockholders. Pac-10 Acquisition Corporation has filed a tender offer statement on Schedule TO with the SEC with respect to the offer, and California Micro Devices has filed a solicitation/recommendation statement on Schedule 14D-9 with respect to the Offer. The tender offer statement (including an offer to purchase, a related letter of transmittal and other offer documents) and the solicitation/recommendation statement contain important information that should be read carefully and considered before any decision is made with respect to the tender offer. These materials are available at no charge from the SEC through its website at www.sec.gov.

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California Micro Devices Corporation • 490 N. McCarthy Blvd. #100, Milpitas, CA 95035-5112

www.cmd.com • Tel: 408.263.3214 • Fax: 408.263.7846